UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2023, Dr. Stephen S. Schwartz, director of Spire Inc. (the “Company”), announced his resignation from the Company’s Board of Directors (the “Board”), effective after the annual meeting of shareholders on January 25, 2024 (the “2024 Annual Meeting”). Dr. Schwartz serves on the Company’s Audit and Strategy Committees. Dr. Schwartz, who joined the Board in 2018, cited increasing business commitments outside the Company as the reason for his resignation and stated that his resignation was not as a result of any disagreement with management or the Board over the Company’s operations, policies or practices.

On November 8, 2023, Mr. Edward L. Glotzbach, Chair of the Board, also announced his retirement from the Board, effective January 25, 2024, due to reaching age 75, in accordance with the Company’s Corporate Governance Guidelines. Mr. Glotzbach joined the Board in 2005, and in addition to serving as Chair of the Board, also serves on the Company’s Audit, Compensation and Human Resources, and Strategy Committees.

In connection with Dr. Schwartz’s resignation from the Board, Mr. Steven L. Lindsey, who is currently a member of the Board’s class of directors with terms expiring in 2025, will become a member of the Board’s class of directors with terms expiring in 2024.

On November 9, 2023, the Board voted to decrease the size of the Board from twelve to eleven members effective January 1, 2024 due to the resignation of Ms. Suzanne Sitherwood in connection with her retirement from the Company. The Board further voted to decrease the size of the Board from eleven to nine members effective January 25, 2024 due to the resignation of Dr. Schwartz and the retirement of Mr. Glotzbach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date:	November 14, 2023	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Vice President, Corporate Secretary